Exhibit 99.2
NiSource Fourth Quarter 2008 Results & Business Update Supplemental Information February 4, 2009

2008 2009 Gas Distribution 369.8 332 Gas Transmission and Storage 383.8 290 Electric 222 176 Sugar Creek 330 Other 0.7 2 Capital Expenditures 2009 Capital Expenditures Evenly Split Between Growth and Maintenance $800 $1,307 ($ in millions)

2009 Sources 2009 Uses Funds From Operations 950 Financing 500 CapEx 800 Maturities 429 Working Capital 250 Equity (DRIP) 15 Dividends 254 Tawney Settlement 232 Sources and Uses of Cash $1,715 $1,715 Sources Uses ($ in millions) 2009 Financing Requirement Reduced to $500 Million

2008 EPS $- 1.27 Regulatory Initiatives 1.27 0.16 Growth 1.43 0.11 Pension Expense 1.54 0.24 Interest Expense 1.3 0.12 Economy 1.18 0.05 Tax, Admin & Other 1.13 0.08 2009 EPS 1.05 1.13 2008 EPS Growth Regulatory Initiatives Pension Expense Interest Expense Tax, Admin & Other Economy 2009 EPS $- 1.27 1.38 1.3 1.18 1.1 1.05 1 1.27 0.11 0.16 0.24 0.12 0.08 0.05 0.1 Net Operating Earnings Per Share Financial Markets/Economic Downturn Drive New EPS Baseline $1.00 - $1.10 * * See Schedule 1 to NiSource‘s February 4, 2009 news release for a reconciliation of GAAP to Non-GAAP financial results.